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                                                             Exhibits 5 and 23.2
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                     [Mays & Valentine, L.L.P. Letterhead]


                                  May 10, 2000



Board of Directors
Virginia Commonwealth Financial Corporation
102 South Main Street
Culpeper, Virginia  22701

     Virginia Commonwealth Financial Corporation 1998 Incentive Stock Plan
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Gentlemen:

          This letter is delivered to you in connection with the actions taken and proposed to be taken by Virginia Commonwealth Financial Corporation, a Virginia corporation ("VCFC"), with respect to the Virginia Commonwealth Financial Corporation 1998 Incentive Stock Plan (the "Plan"). As counsel to VCFC, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by VCFC on or about May 10, 2000, with the Securities and Exchange Commission to effect the registration of 100,000 shares of common stock of VCFC under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan.

          In this regard, we have examined the Articles of Incorporation and Bylaws of VCFC, records of proceedings of the Board of Directors of VCFC, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of VCFC and other sources believed by us to be reliable.

          Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plans, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                            /s/ Mays & Valentine, L.L.P.